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                           Alya International, Inc.
                            #101 - 16 Fawcett Road
                      Coquitlam, British Columbia V3K 6X9
                                (604) 528-9982

                            SELLING AGENT AGREEMENT

                             _______________, 1999


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Gentlemen:

     We are offering for sale 5,000,000 Shares of common stock of Alya International, Inc., a Delaware corporation (the "Company"), on a "best efforts, all or none" basis. The Shares and the terms upon which they are to be offered for sale are more particularly described in the enclosed Prospectus. We invite your participation, as Selling Agent, on the terms and conditions stated herein.

     1. OFFERING PRICE. The Shares are to be offered to the public at the price of $1.00 per Share (hereinafter called the "Public Offering Price") and shall not be directly or indirectly offered or sold to the public by Selling Agents at any other price during the period this Agreement is in effect.

     2. SELLING AGENTS. Members of the National Association of Securities Dealers, Inc. (the "NASD") who shall agree to offer Shares hereunder (herein referred to as "Selling Agents") will be allowed a commission of ten percent (10%) of the total sales price (i.e., $0.10 per Share) and payable as hereinafter provided. No commission shall be earned or paid unless the Shares are sold on or before _______________________ [90 days from the date of the Prospectus], which date may be extended for up to an additional 90 by the Company.

     3. SUBSCRIPTIONS. We reserve the right to reject all subscriptions, in whole or in part, to make allotments, and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Agreement. Payments for Shares sold by you are to be made by check or money order only and shall be made payable to Alya International, Inc. In respect to all Shares sold by you pursuant hereto, you will promptly transmit (by noon of the next business day following receipt) to us all checks and money orders received in payment in the full amount of the Public Offering Price for the number of Shares purchased, without deduction for any commission, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934 (the "1934 Act"). YOUR TRANSMITTAL LETTER ACCOMPANYING CHECKS OR MONEY ORDERS TO US SHALL SET FORTH THE NAMES
AND ADDRESSES, TOGETHER WITH SOCIAL SECURITY OR APPROPRIATE TAX I.D. NUMBERS, OF THE PURCHASERS WITH THE NUMBER OF SHARES PURCHASED.

     NO COMMISSIONS SHALL BE PAYABLE, AND ALL SUBSCRIPTIONS ARE SUBJECT TO REJECTION, UNLESS AND UNTIL THE SELLING AGENT HAS COMPLIED WITH THE ABOVE UNDERLINED PROVISION.

     Each sale shall be contingent upon the sale of the Shares being sold on or before _________________ [90 days from the date of the Prospectus] (which date may be extended for up to an additional 90 days by the Company), and upon the acceptance of such sale by the undersigned. In the event any order submitted by you is not accepted, we will return all funds paid by the subscriber. Payment of the selling commissions in respect of each such sale will be made to the Selling Agent by us when and only upon the acceptance of such sale by us. The offering is made subject to the issuance and delivery of the Shares, to the approval of legal matters by counsel, and to the terms and conditions herein set forth.

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     If an order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selling Agent shall be returned by the Selling Agent's remittances in cash.

     4. OFFERING TO PUBLIC. Shares sold to the public by dealers shall be sold by the Selling Agents as agents for the Company. Neither you nor any other person is, or has been, authorized to give any information or to make any representations in connection with the sale of the Shares other than as contained in the Prospectus. The Selling Agent will not sell the Shares pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least forty-eight (48) hours prior to the mailing of the confirmation of sale, or is sent to such person under such circumstances that it would be received by him forty-eight (48) hours prior to his receipt of a confirmation of the sale. The Selling Agent understands that during the ninety (90)-day period after the first date upon which the Shares of the Company are bona fide offered to the public, all Selling Agents effecting transactions in the Company's securities shall be required to deliver the Company's current Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Company in reasonable quantities upon request. No Selling Agent is authorized to act as an agent for the Company except in offering the Shares to the public pursuant to this Agreement.

     5. COMPLIANCE WITH SECURITIES LAWS. Upon becoming a Selling Agent, and in offering and selling the Shares, you agree to comply with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, any applicable state securities or "Blue Sky" laws, and the Conduct Rules of the NASD, including, but not limited to:

     a)   IM-2110-1 "Free-Riding and Withholding",
     b)   Rule 2420 "Dealing with Non-Members",
     c)   Rule 2730 "Securities Taken in Trade",
     d)   Rule 2740 "Selling Concessions, Discounts and Other", and
     e)   Rule 2750 "Transactions with Related Persons".

     Upon application, you will be informed as to the states in which we have been advised by counsel to the Company that the Shares have been qualified for sale under the respective securities or Blue Sky laws of such states, but we assume no obligation or responsibility as to the right of any Selling Agent to sell the Shares in any state, or as to any sale therein.

     By acceptance of this Agreement, you represent that you are a member in good standing of the NASD.

     By acceptance of this Agreement, each Selling Agent has assumed full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Shares, giving special emphasis to the NASD's principles of full and fair disclosure to prospective investors, suitability standards, and the prohibitions against "Free-Riding and Withholding."

     Each Selling Agent agrees to indemnify and hold harmless the Company and the other Selling Agents against and from any liability, loss, damage, or expense arising out of any failure by the Selling Agent to comply with the 1933 Act, the 1934 Act, applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission, or the Rules of Fair Practice of the NASD, due to any act or omission by the Selling Agent.


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     6.  PROSPECTUS AND OFFERING.  The Registration Statement on Form SB-1
(File No. 333-82877) with respect to the subject Shares was declared effective on __________, 1999. By signing this Agreement, each Selling Agent acknowledges receipt of a copy of the Prospectus included in said Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

     7. LIABILITY. Nothing will constitute the Selling Agent an association or other separate entity or partners with us or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We will not be under any liability for or in respect of any matter connected with this Agreement, except for lack of good faith obligations expressly assumed by us in this Agreement, and any liability due to our act or omission arising under the 1933 Act.

     8. TERMINATION. This Agreement shall terminate ___________________ (which date may be extended for ____________ by the Company), or by either party giving notice of termination to the other at any time, but such termination shall not affect your obligation to comply with the requirements of this Agreement or your right to commissions on orders confirmed by us prior thereto.

     9. NUMBER OF SHARES PURCHASED. You agree, upon our request, at any time prior to the termination of this Agreement, to report to us the number of Shares purchased by your customers. Your Share allocation is subject to reduction at any time prior to sale confirmations and funds therefor being received by us.

     10.  NOTICES.  Notice to us should be addressed to us at our office:
#101 -16 Fawcett Road Coquitlam, British Columbia V3K 6X9, with a copy to
Fay M. Matsukage, Esq., Dill Dill Carr Stonbraker & Hutchings, P.C., 455 Sherman Street, Suite 300, Denver, Colorado 80203. Notices to you shall be deemed to have been duly given if telegraphed, mailed, or delivered to you at the address set forth by you in this Agreement, or if given verbally and confirmed in writing.

     11. CONFIRMATION. If you desire to participate in the offering of the Shares as hereinbefore set forth, please sign the acceptance below and provide the pertinent information requested.

                                       Very truly yours,

                                       ALYA INTERNATIONAL, INC.

                                       By:
                                           -------------------------------
                                              Douglas Corbet, President


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Accepted on:
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Firm Name:
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By:
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Position:
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Address:
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Telephone Number:
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IRS I.D. Number:
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Share Allocation:
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